EMPLOYMENT AGREEMENT

     This AGREEMENT made as of this _________ day of June 1998 by and among ADMIRALTY BANK, a Florida state bank with its principal place of business located at 4400 PGA Boulevard, Palm Beach Gardens, FL 33410 (the "Employer"), and WARD KELLOGG, an individual residing at 2235 S.W. 11 Place, Boca Raton Florida 33486 (the "Executive").

                              W I T N E S S E T H:

     WHEREAS, Employer deems it to be in its best interests to secure and retain the services of the Executive and the Executive desires to work for Employer upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Employment and Term.

     (a) Employer hereby employs the Executive as President and Chief Executive Officer of Employer (collectively, the "Position"), reporting only to the Board of Directors of Employer and the Executive agrees to serve in the employ of Employer in the Position.

     (b) Employee's service in the Position shall commence on July 1, 1998 (the "Effective Date"), and continue for a term of three and one-half (3-1/2) years thereafter (the "Initial Term"), and which, subject to paragraphs 1(c) and (d) hereof, shall upon the termination of the Initial Term be automatically extended for a new one year period (the "Extension Term"), and each Extension Term shall, upon its termination, likewise be extended for an additional one year period, unless either party provides written notice to the other of its intention not to renew at least sixty (60) days prior to the termination of the Initial Term or any Extension Term.

     (c) Employer shall have the right to terminate the Executive's employment hereunder at any time, but if such termination is not for "cause", Executive shall be entitled to receive the compensation and benefits provided for under
Section 3(e) hereof. If such termination is for "cause" as defined below, Executive shall not be entitled to receive any compensation from and after the date of such termination. For purposes of this Agreement, "cause" means (i) the Executive's willful and continued failure substantially to perform the duties of the Position, (ii) fraud, misappropriation or other intentional material damage to the property or business of Employer, (iii) the Executive's admission or conviction of, or plea of nolo contendere to, any felony that adversely affects Employer's reputation or the Executive's ability to perform his duties hereunder; (iv) Executive's willful and continued disregard of any law, rule



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or regulation (other than traffic violations or similar offenses) or final cease-and-desist order issued by or regulatory consent agreement with any banking regulatory agency having jurisdiction over the Employer; or (v) the poor financial performance of the Employer in relation to certain designated financial results to be agreed upon annually by Employer and Employee, and which shall include such measures as return on average assets ("ROAA"), return on average equity, and the like, and which shall take into account the performance of the Employer's peer group institutions.

     (d) This Agreement shall terminate upon Executives' death or his disability, as defined herein. Upon Executives' death or his disability, the obligation of Employer hereunder to pay Executive the compensation called for under Section 3 hereof shall terminate, and Employer's only obligation shall be to pay Executive any and all benefits to which Executive was entitled at the time of such death or disability under any benefits plans of Employer then in place. For purposes of this provision, the term "disability" shall mean permanent and total disability, physical or mental, which, in the reasonable estimation of the Board of Directors, prohibits Executive from performing the duties and services required by the Position. Employer acknowledges the Americans with Disabilities Act and, to the extent legally required, will provide a reasonable accommodation to the Executive as required under such statute.

     2. Duties.

     (a) Subject to the ultimate control and discretion of the Board, the Executive shall serve in the Position and perform all duties and services of an executive nature commensurate to the Position which the Board may from time to time reasonably assign to the Executive.

     (b) The Executive shall devote all of the Executive's business time and attention (whether or not during normal business hours) to the performance of the Executive's duties hereunder and, during the term of the Executive's employment hereunder, shall not engage in any other business enterprise (excluding non-profit or charitable organizations) which requires more than five hours per week of the Executive's personal time or attention, unless granted the prior permission of the Board. The foregoing shall not prevent the Executive's purchase, ownership or sale of investment securities or of any ownership interest in any business, provided that such ownership or investment constitutes not more than five percent of the outstanding shares of a corporation whose stock is listed on a national securities exchange or on the National Association of Securities Dealers Automated Quotation System, or the Executive's involvement in charitable or community activities, provided that the time and attention which the Executive devotes to such activities does not materially interfere with the performance of the Executive's duties hereunder.


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3. Compensation.

     (a) For all services to be rendered by the Executive under this Agreement, Employer agrees to pay the Executive a salary of not less than One Hundred Twenty-Five Thousand and 00/100 Dollars ($125,000.00) per annum during the term of this Agreement ("Base Compensation"), payable in accordance with Employer's normal payroll practices as in effect from time to time. Executive's Base Compensation will be reviewed by the Board in December of each year of this Agreement to consider appropriate increases, if any based upon the Employer's performance, inflation, compensation for executives at peer group institutions and such other factors as the Board may deem appropriate. In addition to the Base Compensation, Executive shall have the right to earn an additional cash bonus in an amount determined annually by the Board of Directors of the Employer based upon the Employer's financial performance. The percentage of bonus actually earned by Executive shall be the percentage set forth in the table below and based upon the Employer's return on average assets ("ROAA"):

        ==================================================
                  ROAA              |     Bonus Amount
        ----------------------------|---------------------
        Less than 1.0%              |       No Bonus
        ----------------------------|---------------------
        1.0% to less than 1.2%      |         15%
        ----------------------------|---------------------
        1.2% to less than 1.5%      |         30%
        ----------------------------|---------------------
        1.5% to less than 1.7%      |         50%
        ----------------------------|---------------------
        1.7% to less that 2.0%      |         75%
        ----------------------------|---------------------
        2.0% and above              |        100%
        ==================================================

     The total available bonus amount for the year ended December 31, 1998, shall be $25,000 and will be payable to the Executive based upon achievement of initial goals at the discretion of the Board of Directors. Future available bonuses will be determined by the Board of Directors of the Employer at the beginning of each year, based upon, among factors, the Employer's performance for the prior year and budgeted performance for the current year. Nothing contained herein shall prevent Employer from paying Executive any additional bonus which the Board of Directors of Employer shall deem appropriate.

     (c) In addition to the compensation provided for under subparagraph (a) hereof, Executive shall be entitled to receive the following:


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          (i) an automobile allowance of $600 per month. Executive agrees to comply with all reporting and/or reimbursement obligations required by Employer pursuant to the applicable tax laws and regulations.

          (ii) hospital, health, medical, dental, accidental death and disability, long term disability and life insurance of a type currently provided to and enjoyed by other senior officers of Employer, and shall be entitled to participate in any other employee benefit or retirement plans offered by Employer to its employees generally or to its senior management.

          (iii) membership in a country club of his reasonable choosing for use in business development purposes with Employer to pay for the bond, if any, required by such country club (and thereby becoming the record owner of the membership in such country club) and Employer shall pay all fees associated with such membership, including initiation and annual fees and all business-related fees and expenses.

     (d) In addition to the benefits set forth in paragraph (a)-(c) above, Executive, upon the Effective Date, shall be entitled to receive a grant of options to purchase 25,000 shares of the Class B Common Stock of Admiralty Bancorp, Inc. parent company of the Employer ("Bancorp"). The Exercise Price of such options shall be the price at which such shares are sold by Bancorp in its pending initial public offering. Such options shall be subject to a vesting requirement, with one-quarter of the options becoming exercisable on December 31, 1998, and one-quarter first becoming exercisable on each December 31 thereafter, assuming Executive is then employed with Employer. The Agreement evidencing such grant shall also provide that the vesting of such options shall be accelerated upon a change in control of Employer. The options shall have a ten (10) year term, and, to the extent permissible under the Internal Revenue Code of 1986, as amended, shall constitute "incentive stock options". Employer shall consider granting Executive substantial additional options by July 1, 2000 based upon Employer's performance and Executive's contribution to such performance.

     (e) If Employer terminates the Executive's employment hereunder, other than in accordance with paragraphs 1(c) for "cause" or 1(d) hereof, at any time during the term of this Agreement, whether during the Initial Term or any Extension Term, Employer shall continue to pay the Executive the Base Compensation provided in paragraph 3(a) hereof, in accordance with Employer's normal payroll practices in effect from time to time, for the remainder of the Initial Term (but in no event for less than twenty-four (24) months), and maintain in effect or pay the equivalent value of the medical and other insurance benefits, if any, provided Executive hereunder for the remainder of the Initial Term (but in no event for less than twenty-four (24) months). Although Executive shall have no duty to mitigate any damages incurred in connection with his termination by Employer other than in accordance with paragraphs 1(c) or (d) hereunder, in the event Executive obtains new employment and such new employment provides for hospital, health, medical and life insurance, and other benefits in a manner substantially similar to the benefits payable by Employer to Executive hereunder upon the date of his termination, Employer may permanently terminate any duplicative benefit it is otherwise obligated to provide.

     4. Vacations. The Executive shall be entitled each year to four (4) weeks of vacation


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time during which vacation the Executive shall continue to receive the compensation provided in paragraph 3 hereof. Each vacation shall be taken by the Executive at such time or times as the Executive reasonably determines, taking into account Executive's duties as set forth in Section 2 hereof and Employer's business needs at any particular time.

     5. Expenses. Employer shall promptly reimburse the Executive for all reasonable expenses paid or incurred by the Executive in connection with his employment hereunder, upon presentation of expense vouchers or appropriate documentation therefor reasonably requested by Employer. Employer shall provide a cellular phone to Executive for business purposes and provide Executive with a corporate credit card for use in paying business related expenses.

     6. Change in Control.

     (a) Upon the occurrence of a Change in Control (as herein defined) followed at any time during the term of this Agreement by termination of the Executive's employment, either voluntarily by Executive within six months of such Change in Control in the event he has experienced any demotion, loss of title, office or significant authority, reduction in annual compensation or benefits, or relocation of his principal place of employment by more than 30 miles from its location immediately prior to the Change in Control, or involuntarily by Employer or its successor during the term of this Agreement, other than an involuntary termination of Executive's employment for "cause" as defined in paragraph 1(b) hereof, the Executive shall be entitled to the benefits provided under paragraph (c).

     (b) A "Change in Control" shall mean:

          (i) a reorganization, merger, consolidation or sale of all or substantially all of the assets of Bancorp or a similar transaction in which Bancorp is not the resulting entity;

          (ii) individuals who constitute the Incumbent Board (as herein defined) of Bancorp cease for any reason to constitute a majority thereof;

          (iii) an event of a nature that would be required to be reported in response to Item I of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

          (iv) Without limitation, a change in control shall be deemed to have occurred at such time as any "person" (as the term is used in Section 13(d) and 14(d) of the Exchange Act), excluding any employee benefit plan or the trustee of any employee benefit plans established by Employer from time to time, becomes after the date hereof a "beneficial owner" (as defined in Rule 139(d) under the Exchange Act) directly or indirectly, of


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     securities of Bancorp representing 25 percent or more of Bancorp's outstanding securities ordinarily having the right to vote at the election of directors;

          (v) A tender offer is made for 25 percent or more of the voting securities of Bancorp and the shareholders owning beneficially or of record 25 percent or more of the outstanding securities of Bancorp have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

     For these purposes, "Incumbent Board" means the Board of Directors of Bancorp on the Effective Date, provided that any person becoming a director subsequent to the Effective Date whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by members or stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be considered as though he were a member of the Incumbent Board.

     (c) In the event the conditions of paragraph (a) above are met, Executive shall be entitled to receive his then current Base Compensation for a period of twenty-four (24) months after the date of his termination of employment. Such payments will be made in accordance with Employer's normal payroll practices in effect at the time of Executive's termination. In addition, Employer shall continue to provide Executive with hospital, health, medical and life insurance, and any other benefits in effect at the time of such termination through the end of such period. Executive shall have no duty to mitigate damages in connection with his termination by Employer or its successor hereunder without cause. However, in the event Executive obtains new employment and such new employment provides for hospital, health, medical and life insurance, and other benefits, in a manner substantially similar to the benefits payable by Employer to Executive upon the date of such termination, Employer may permanently terminate the duplicative benefits it is obligated to provide hereunder.

     (d) Notwithstanding any other provision of this Section 6 of this Agreement, in no event shall the aggregate payments or benefits to be made, paid to or afforded to Executive under this Agreement or any other agreement between Executive and Employer in the event of a change in control of the Employer (the "Termination Benefits") constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or any successor thereto, and in order to avoid such a result Termination Benefits will be reduced, if necessary, to an amount (the "Non-Triggering Amount"), the value of which is $1.00 less than an amount equal to three times Executive's "base amount", as determined in accordance with Section 280G of the Code.


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     7. Additional Covenants.

     (a) Prohibition Against Competitive Activities. Executive hereby agrees that during the term of this Agreement and, for a period of two (2) years following the termination of his employment (the "Covenant Term"), he will not work for any banking or thrift institution located in Palm Beach County and Broward County, Florida, which is engaged in competition with Employer nor himself engage during such Covenant Term, directly or indirectly, as principal, agent, partner, shareholder, consultant, or employee, in any such business in Palm Beach County and Broward County, Florida for any banking or thrift institution in competition with Employer. Executive further agrees that during the term of his employment and for a period of two (2) years thereafter he will not directly or indirectly solicit, interfere, influence, hinder, hamper or impede, or seek to interfere, influence, hinder, hamper or impede existing or potential business relationships between Employer and any person, entity, customer or client having a relationship with Employer prior to or during the Covenant Term. The restrictions contained in the two foregoing sentences may be waived by the Board of Directors of Employer prior to, upon or after Executive's termination.

     (b) Non-Disclosure of Certain Information. Executive agrees at all times during the term of employment, and thereafter, to hold in strictest confidence, and not to use, except for the benefit of Employer, or to disclose to any person, firm or corporation, the Confidential Information of Employer. Executive understands that "Confidential Information" means any proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of Employer on whom Executive calls or with whom Executive became acquainted during the term of his employment), software, developments, inventions, processes, technology, designs, drawings, hardware configuration information, marketing, financial or other business information disclosed to Executive by Employer either directly or indirectly in writing or orally. Confidential Information may also include proprietary information, trade secrets or know-how received in confidence from third parties.

     Executive further agrees that all memoranda, notes, records, reports, letters, and other documents made, compiled, received, held, or used by Executive while employed by Employer concerning any phase of the business of Employer shall be Employer's property and shall be delivered by Executive on the termination of his employment with Employer, or at any earlier time on the request of Employer's Board of Directors. Provided, however, that nothing in this Section shall apply to information which Executive did not acquire from Employer; information available in the public domain; and disclosure based on the order of any court of competent jurisdiction.

     (c) Solicitation of Officers. Executive agrees that for a period of two (2) years following the termination of his employment, he will not directly or indirectly solicit, cause any other person to solicit or assist any other person in soliciting, the employment of any person


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who is, at the time of such solicitation, or who was within thirty (30) days of such solicitation, an officer of Employer.

     (d) Non-Solicitation of Customers. Executive agrees that for a period of two (2) years following the termination of his employment, he will not directly or indirectly solicit, cause any other person to solicit, or assist any other person with soliciting any customer, depositor or borrower of Employer to become a customer, depositor or borrower of another trust company, commercial bank, savings bank, savings and loan association, or financial institution.

     (e) Enforceability. The restrictions and obligations contained in this
Section 7 shall be enforceable both at law and in equity, by injunction and otherwise; and the rights and remedies of Employer hereunder with respect thereto shall be cumulative and not alternative and shall not be exhausted by any one or more uses thereof.

     (f) Limitation of Scope. If a court of competent jurisdiction determines that the geographic scope or temporal limitations of any of the restrictive covenants contained in this Section 7 is not reasonably necessary to protect the legitimate business interests of Employer, then such geographic scope, time duration or both will be deemed to become and thereafter will be the maximum time period or geographic area which such court deems reasonable and enforceable.

     (g) For purposes of this Section 7, to act "directly or indirectly" means to act personally or through an associate, affiliate, family member or otherwise, as proprietor, partner, shareholder, director, officer, employee, agent, consultant or in any other capacity or manner whatsoever.

     8. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient, if in writing and if sent by registered or certified mail to either party hereto at their respective addresses set forth above. All notices shall be deemed given when mailed.

     9. Assignability. The services of the Executive hereunder are personal in nature, and neither this Agreement nor the rights or obligations of Executive hereunder may be assigned , whether by operation of law or otherwise. This Agreement shall be binding upon, and inure to the benefit of, Employer and its successors and assigns. This Agreement shall inure to the benefit of the Executive's heirs, executors, administrators and other legal representatives.

     10. Waiver. The waiver by Employer or the Executive of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent or other breach hereof.

     11. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to principles of conflict of laws.


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     12. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and may not be amended, waived, changed, modified or discharged, except by an agreement in writing signed by the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under their respective hands and seals as of the day and year first above written.


ATTEST:                                    ADMIRALTY BANK


                                           By:
-------------------------------                  -------------------------------
                                                 Chairman of the Board



                                          EXECUTIVE

WITNESS:


-------------------------------                  -------------------------------
                                                 Ward Kellogg


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